Exhibit 99.1

FOR IMMEDIATE RELEASE	INVESTOR CONTACT:

David Jones
Executive Vice President and
Chief Financial Officer
865-293-5299

MEDIA CONTACT:

Tracy Young
Vice President, Communications
800-818-1498

Team Health Holdings, Inc. Announces Third Quarter 2011

Financial Results

o	Net Revenue less provision for uncollectibles increased 15.0% to $443.6 million over the prior year third quarter

o	Net Earnings were $15.3 million; $20.2 million after excluding the prior year professional liability loss reserve adjustment of $5.3 million and contingent purchase expense of $2.7 million

o	Diluted Net Earnings per share of $0.23; $0.30 excluding the prior year professional liability loss reserve adjustment and contingent purchase expense

o	Adjusted EBITDA increased 19.4% to $48.7 million over the prior year third quarter

KNOXVILLE, Tenn. – November 1, 2011 – Team Health Holdings, Inc. (“TeamHealth”) (NYSE: TMH), one of the largest providers of outsourced healthcare professional staffing and administrative services to hospitals and other healthcare providers in the United States, today announced results for its third quarter of 2011.

“We are pleased with our third quarter results, highlighted by solid growth in revenues, operating earnings, and Adjusted EBITDA,” said TeamHealth President and Chief Executive Officer, Greg Roth.

“The success of the third quarter’s financial performance illustrates our balanced and integrated approach to achieving our revenue growth objectives. We delivered significant contributions to revenue from all of our growth drivers, including same contract, acquisitions and net contract growth. For the second consecutive quarter, net contract growth was the largest component of consolidated revenue growth and we are pleased to realize continued benefits from the investments we have made in our sales and marketing process. Same contract revenue contributed solid growth, driven by increases in estimated collections per visit and a slight increase in same contract volumes. We are pleased with the financial performance of our recent acquisitions and maintain a robust M&A pipeline going forward. This healthy M&A pipeline was demonstrated during the third quarter as we announced the closing of three transactions reflecting three different hospital-based specialties during the third quarter. We are excited by the additional growth opportunities in these new markets that these new practices bring to TeamHealth and look forward to working with our new partners in the future.”

Restatements

On November 1, 2011, the Company reported in a current report on Form 8-K that certain adjustments to its previously issued annual financial statements audited by Ernst and Young, LLP, (“E&Y”) and subsequent unaudited quarterly financial statements were required. These adjustments related to accounting for contingent earnout payments incurred in connection with certain acquisitions and equity-based compensation expense associated with management equity awards that were granted and outstanding from 2006 through 2009. Accordingly, management concluded, and the audit committee of the board of directors of the Company, after discussions with management and E&Y, the Company’s independent auditors, concurred, that the Company’s annual financial statements audited by E&Y and the related reports of the Company’s independent auditors, E&Y, included in the Company’s annual report on Form 10-K for the year ended December 31, 2010, and the unaudited financial statements included in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011, and related financial information should no longer be relied upon. On November 1, 2011, the Company filed an amendment to its annual report on Form 10-K/A for the year ended December 31, 2010, an amendment to its quarterly report on Form 10-Q/A for the quarter ended March 31, 2011 and an amendment to its quarterly report on Form 10-Q/A for the quarter ended June 30, 2011 to amend and restate its financial statements included in these reports and revise other related financial information.

These adjustments will result in a non-cash pre-tax expense of $5.3 million for the year ended December 31, 2008, $6.9 million for the year ended December 31, 2009, $11.3 million for the year ended December 31, 2010, $2.4 million for the quarter ended March 31, 2011 and $2.2 million for the quarter ended June 30, 2011.

These adjustments will not affect the previously reported net revenue, Adjusted EBITDA, or the timing of any cash transactions for those periods or the Company’s compliance with any financial covenants under its borrowing facilities.

Concurrent with the restatements, the Company has changed its accounting for contingent earnout payments incurred in connection with acquisitions. In certain purchase transactions, the Company structures the transaction such that a portion of the transaction proceeds is in the form of a contingent payment that is subject to both the achievement of certain financial objectives as well as the continuation of employment of the sellers during the contingent payment measurement period. The Company previously reported such contingent payments as an element of the purchase price consideration and recorded an intangible asset, primarily goodwill, when such payments were made or as of the closing date of the transaction, depending on the accounting guidance in effect at the time of the transaction. Also, when such payments were funded, the Company previously reported such contingent payments as a component of net cash used in investing activities on its consolidated statements of cash flows. The Company has restated its previously issued financial statements to report contingent payments that contain a continuation of employment condition as compensation for post combination services over the contingent measurement period on its consolidated statement of operations and to present the contingent payments as a component of operating cash flows. Contingent purchase expense is currently reported as a component of general and administrative expenses on the Company’s consolidated statement of operations with a parenthetical disclosure of the amount of the contingent purchase expense recognized in each reporting period.

It is the Company’s belief that while these restatements of the historical periods are necessary under current GAAP, they do not change the Company’s view of the historic performance of its core operations, in particular in net revenue or ultimate cash generation results or in the recent trends for these areas. It is the Company’s objective in its future reporting and disclosure to continue to highlight the core elements of continuing operating performance and key trends while meeting the GAAP reporting requirements.

2011 Third Quarter Results

Net revenue less provision for uncollectibles (“revenue less provision”) increased 15.0% to $443.6 million from $385.8 million in the third quarter of 2010. On an overall basis, our non-military operations contributed a 14.4% increase in net revenue less provision, while the military division increased quarter-over-quarter revenue growth by 0.5%. Same contract revenue (excluding the military division) contributed 4.9% of the growth. Same contract revenue associated with the military division reduced growth by 0.4%. Acquisitions contributed 2.9% of the growth in revenue less provision. New contracts, net of terminations (excluding the military division), contributed 6.6% of the growth. New contracts, net of terminations, within the military division contributed 0.9% of the growth. Same contract revenue less provision increased 5.0% to $369.7 million from $352.1 million in the third quarter of 2010. Increases in estimated collections on fee-for-service visits of 6.3% provided a 4.6% increase in same contract revenue growth between quarters. Fee for service volume growth provided a 0.8% increase in same contract revenue growth as the number of visits increased 1.1% from the same contract volume reported in the third quarter of 2010. Declines in contract and other revenue, primarily associated with our military division, constrained same contract revenue growth by 0.4%. Acquisitions contributed $11.1 million of growth and net new contract revenue increased by $29.1 million between quarters.

Reported net earnings were $15.3 million in the third quarter of 2011, or $0.23 diluted net earnings per share, compared to net earnings of $15.4 million, or $0.24 diluted net earnings per share in the same period of 2010. Financial results for the third quarter of 2011 included an increase in the discounted carrying value of prior year professional liability reserves of $5.3 million ($3.2 million after tax) associated with a reduction in the discount rate due to the lower interest rate environment and also contingent purchase expense of $2.7 million ($1.7 million after tax) associated with acquisitions that contain a contingent payment component of the total purchase price. Excluding the above adjustments, net earnings for the third quarter of 2011 were $20.2 million and diluted net earnings per share were $0.30. Financial results for the third quarter of 2010 included contingent purchase expense of $3.6 million ($2.2 million after tax). Excluding the contingent purchase expense, net earnings for the third quarter of 2010 were $17.7 million and diluted net earnings per share were $0.27.

Cash flow provided by operations in the third quarter of 2011 was $31.0 million compared to $44.9 million in the same quarter in 2010. Included in operating cash flows were contingent purchase price payments of $4.8 million and $0.9 million, respectively, in 2011 and 2010. Excluding the impact of contingent purchase price payments, the $10.0 million decrease in operating cash flow between quarters was principally the result of an increase in the funding of accounts receivable in part associated with an increase in net new contract revenue. During the third quarter of 2011, total net cash used for acquisitions, including contingent payments reported in operating cash flow, was $130.3 million compared to $48.4 million in the third quarter of 2010.

Adjusted EBITDA increased to $48.7 million from $40.8 million in the third quarter of 2010. Adjusted EBITDA margin increased to 11.0% from 10.6% for the same quarter in 2010 due to improvements in professional liability cost (excluding prior year adjustments) and general and administrative expense margins. See “Non-GAAP Financial Measures” and “Adjusted EBITDA” below for the definitions of Adjusted EBITDA Margin and Adjusted EBITDA and its reconciliation to net earnings.

2011 Nine Months Results

Revenue less provision in the nine months ended September 30, 2011 increased 14.0% to $1.28 billion from $1.13 billion for the same period of 2010. On an overall basis, our non-military operations contributed a 14.7% increase in net revenue less provision, while the military division reduced period-over-period revenue growth by 0.7%. Same contract revenue (excluding the military division) contributed 5.7% of the growth. Same contract revenue associated with the military division reduced growth by 0.5%. Acquisitions contributed 4.0% of the growth in revenue less provision. New contracts, net of terminations (excluding the military division), contributed 5.1% of the growth. Net contract changes within the military division reduced period-over-period net revenue growth by 0.2%. Same contract revenue less provision for the nine months ended September 30, 2011 increased 5.9% to $1.06 billion from $997.5 million in the same period a year ago. Fee for service volume growth provided a 2.5% increase in same contract revenue growth as the number of visits increased 3.3% from the same contract volume reported in the nine months ended September 30, 2010. Increases in estimated collections on fee-for-service visits of 5.3% provided a 3.9% increase in same contract revenue growth between periods. Declines in contract revenue and other revenue, primarily associated with our military and locum tenens divisions, constrained same contract revenue growth by 0.5%. Acquisitions contributed $44.5 million of growth between periods. Excluding the impact of contracting changes within the military division, net new contract revenue increased by $57.1 million, while changes within military staffing contracts resulted in a decline of $2.7 million between periods.

Reported net earnings were $52.2 million in the nine months ended September 30, 2011, or $0.79 diluted net earnings per share, compared to net earnings of $42.8 million,

or $0.66 diluted net earnings per share, in the same period of 2010. Financial results for the nine months ended 2011 included an increase in the discounted carrying value of prior year professional liability reserves of $5.3 million ($3.2 million after tax), contingent purchase expense of $7.8 million ($4.7 million after tax), and a loss on the refinancing of debt of $6.0 million ($3.7 million after tax). Excluding the above adjustments, net earnings were $63.9 million and diluted net earnings per share were $0.96 for the nine months ended September 30, 2011. Financial results for the same period of 2010 included a reduction of professional liability reserves related to prior years of $7.2 million ($4.4 million after tax), contingent purchase expense of $9.4 million ($5.7 million after tax), an impairment charge of $1.5 million ($0.9 million after tax), and costs associated with the Company’s bond redemption of $16.2 million ($9.9 million after tax). Excluding these adjustments, net earnings were $54.9 million and diluted net earnings per share were $0.85 for the nine months ended September 30, 2010.

Cash flow provided by operations for the nine months ended September 30, 2011 was $55.1 million compared to $59.4 million in 2010. Included in operating cash flow were contingent purchase price payments of $12.0 million and $0.9 million, respectively, in the nine months ended September 30, 2011 and 2010. Excluding the impact of contingent purchase price payments, the $6.9 million increase in operating cash flow was principally the result of improved profitability, absence of cash costs associated with the bond redemption in 2010, and an improvement in the level of funding of current liabilities, including prior year incentive plan liabilities, reduced interest payments during 2011 compared to the same period in 2010, offset by an increase in accounts receivable funding and tax payments between periods. Included in operating cash flow in 2010 were $13.8 million of cash costs associated with the bond redemption, including $2.8 million of accrued interest payments on bonds that were redeemed. During the nine months ended September 2011, total net cash used for acquisitions, including contingent payments reported in operating cash flow, was $137.8 million compared to $52.6 million for the same period in 2010.

Adjusted EBITDA for the nine months ended September 30, 2011 increased to $144.7 million from $126.2 million in 2010, and Adjusted EBITDA margin increased to 11.3% from 11.2% for the same period in 2010. See “Non-GAAP Financial Measures” and “Adjusted EBITDA” below for the definitions of Adjusted EBITDA Margin and Adjusted EBITDA and its reconciliation to net earnings.

As of September 30, 2011, the Company had cash and cash equivalents of approximately $9.0 million and $115.5 million of available borrowings under its revolving credit facility (without giving effect to $6.6 million of undrawn letters of credit). The Company’s total outstanding debt was $457.0 million. As of September 30, 2011, there was $59.5 million outstanding under its revolving credit facility.

Lynn Massingale, M.D., Executive Chairman of TeamHealth, added, “We are excited about our continued progress and execution on our plan for 2011. Our recent acquisitions reinforce the appeal of our model and our reputation as an attractive partner to physician groups serving hospitals with the highest expectations of quality and service. We remain fully committed to delivering the highest quality of patient care and our proprietary information technology systems and infrastructure investments enable us to help hospitals drive patient safety, operational efficiency and customer satisfaction goals.”

Conference Call

As previously announced, TeamHealth will hold a conference call tomorrow, November 2, to discuss its 2011 fiscal third quarter results at 8:30 a.m. (Eastern Time). The conference call can be accessed live over the phone by dialing

1-877-941-4774, or for international callers, 1-480-629-9760. A replay will be available one hour after the call and can be accessed by dialing 1-877-870-5176, or for international callers, 1-858-384-5517. The passcode for the live call and the replay is 4481228. The replay will be available until November 9, 2011.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging on to the Investor Relations section of the Company’s website at www.teamhealth.com. The on-line replay will remain available for a limited time beginning immediately following the call in the Investor Relations section of the Company’s website at www.teamhealth.com.

To learn more about TeamHealth, please visit the Company’s website at www.teamhealth.com. TeamHealth uses its website as a channel of distribution for material Company information. Financial and other material information regarding TeamHealth is routinely posted on the Company’s website and is readily accessible.

About TeamHealth

TeamHealth (NYSE: TMH) was founded in 1979 and has become one of the largest suppliers of outsourced healthcare professional staffing and administrative services to hospitals and other healthcare providers in the United States. Through its six principal service lines located in 15 regional sites, TeamHealth’s more than 6,900 affiliated healthcare professionals provide emergency medicine, anesthesiology, hospital medicine, and pediatric staffing and management services to more than 700 civilian and military hospitals, clinics and physician groups in 46 states. The term “TeamHealth” as used throughout this release includes TeamHealth, Inc., and all of its related entities, companies, affiliates, subsidiaries and affiliated physician groups. For more information about TeamHealth, visit www.teamhealth.com.

Forward Looking Statements

Statements and information contained herein that are not historical facts and that reflect the current view of Team Health Holdings, Inc. (the “Company”) about future events and financial performance are hereby identified as “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. The Company cautions that such “forward looking statements,” including without limitation, those relating to the Company’s future business prospects, revenue, working capital, professional liability expense, liquidity, capital needs, interest costs and income, wherever they occur in this or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.” Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to current or future government regulation of the healthcare industry, exposure to professional liability lawsuits and governmental agency investigations, the adequacy of insurance coverage and insurance reserves, as well as those factors detailed under the caption “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual report on Form 10-K and the most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission. The Company’s “forward looking statements” speak only as of the date hereof and the Company disclaims any intent or obligation to update “forward looking statements” herein to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.

Non-GAAP Financial Measures

In this release we refer to Adjusted EBITDA and Adjusted EBITDA margin, which are financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Adjusted EBITDA is defined as net earnings before interest expense, taxes, depreciation and amortization, as further adjusted to exclude the non-cash items and the other adjustments shown in the table under “Adjusted EBITDA” below. Adjusted EBITDA margin represents Adjusted EBITDA divided by net revenues less provision for uncollectibles. For a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, we refer you to the table under “Adjusted EBITDA.”

Team Health Holdings, Inc.

Consolidated Balance Sheets

	December 31, 2010	September 30, 2011
	Restated
	(Unaudited) (In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$30,337	$9,014
Accounts receivable, less allowance for uncollectibles of $194,833 and $263,784 in 2010 and 2011, respectively	241,238	299,642
Prepaid expenses and other current assets	21,211	27,805
Receivables under insured programs	15,492	13,859
Income tax receivable	2,179	2,107

Total current assets	310,457	352,427
Investments of insurance subsidiary	87,781	92,544
Property and equipment, net	35,159	31,783
Other intangibles, net	60,866	108,026
Goodwill	174,439	233,480
Deferred income taxes	45,791	39,332
Receivables under insured programs	28,639	35,812
Other	38,706	39,887

	$781,838	$933,291

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$18,556	$15,388
Accrued compensation and physician payable	131,043	142,704
Other accrued liabilities	106,824	101,943
Current maturities of long-term debt	4,250	69,500
Deferred income taxes	38,438	41,037

Total current liabilities	299,111	370,572
Long-term debt, less current maturities	399,500	387,500
Other non-current liabilities	151,980	174,690
Shareholders’ equity (deficit):
Common stock, ($0.01 par value; 100,000 shares authorized, 64,489 and 65,445 shares issued and outstanding at December 31, 2010 and September 30, 2011, respectively)	645	654
Additional paid-in capital	522,992	537,955
Accumulated deficit	(593,295)	(541,076)
Accumulated other comprehensive gain	905	2,996

Shareholders’ equity (deficit)	(68,753)	529

	$781,838	$933,291

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Team Health Holdings, Inc.

Consolidated Statements of Operations

	Three Months Ended September 30,
	Restated 2010	2011
	(Unaudited)
	(In thousands, except per share data)
Net revenue	$690,648	$811,927
Provision for uncollectibles	304,814	368,364

Net revenue less provision for uncollectibles	385,834	443,563
Cost of services rendered (exclusive of depreciation and amortization shown separately below)
Professional service expenses	298,937	345,037
Professional liability costs	13,967	19,635
General and administrative expenses (includes contingent purchase expense of $3,620 and $2,730 in 2010 and 2011, respectively)	36,994	40,210
Other (income) expenses	(1,154)	1,878
Depreciation and amortization	6,701	7,213
Interest expense, net	5,252	3,410
Transaction costs	265	1,458

Earnings before income taxes	24,872	24,722
Provision for income taxes	9,427	9,472

Net earnings	$15,445	$15,250

Net earnings per share
Basic	$0.24	$0.23
Diluted	$0.24	$0.23
Weighted average shares outstanding
Basic	64,193	65,302
Diluted	64,496	66,791

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Team Health Holdings, Inc.

Consolidated Statements of Operations

	Nine Months Ended September 30,
	Restated 2010	2011
	(Unaudited)
	(In thousands, except per share data)
Net revenue	$1,978,586	$2,295,043
Provision for uncollectibles	852,760	1,011,750

Net revenue less provision for uncollectibles	1,125,826	1,283,293
Cost of services rendered (exclusive of depreciation and amortization shown separately below)
Professional service expenses	865,362	985,770
Professional liability costs	33,187	49,518
General and administrative expenses (includes contingent purchase expense of $9,418 and $7,800 in 2010 and 2011, respectively)	106,535	121,871
Other (income) expenses	(437)	1,218
Depreciation and amortization	18,962	20,803
Interest expense, net	15,936	9,200
Transaction costs	723	2,653
Impairment of intangibles	1,496	—
Loss on extinguishment and refinancing of debt	14,862	6,022

Earnings before income taxes	69,200	86,238
Provision for income taxes	26,368	34,018

Net earnings	$42,832	$52,220

Net earnings per share
Basic	$0.67	$0.80
Diluted	$0.66	$0.79
Weighted average shares outstanding
Basic	64,113	64,912
Diluted	64,584	66,404

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Team Health Holdings, Inc.

Consolidated Statements of Cash Flows

	Three Months Ended September 30,
	Restated 2010	2011
	(Unaudited)
	(In thousands)
Operating Activities
Net earnings	$15,445	$15,250
Adjustments to reconcile net earnings:
Depreciation and amortization	6,701	7,213
Amortization of deferred financing costs	493	211
Employee equity-based compensation expense	732	1,318
Provision for uncollectibles	304,814	368,364
Deferred income taxes	(571)	1,697
Loss on disposal of equipment	14	212
Equity in joint venture income	(745)	(711)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(304,176)	(380,730)
Prepaids and other assets	(451)	3,258
Income tax accounts	921	(1,730)
Accounts payable	3,282	8,586
Accrued compensation and physician payable	13,802	3,440
Other accrued liabilities	(1,243)	1,402
Contingent purchase liabilities	2,768	(2,093)
Professional liability reserves	3,129	5,264

Net cash provided by operating activities	44,915	30,951

Investing Activities
Purchases of property and equipment	(3,399)	(1.958)
Cash paid for acquisitions, net	(47,547)	(125,503)
Purchases of investments by insurance subsidiary	(24,054)	(21,324)
Proceeds from investments by insurance subsidiary	22,326	18,993
Other investing activities	1	—

Net cash used in investing activities	(52,673)	(129,792)

Financing Activities
Payments on notes payable	(1,062)	(2,500)
Proceeds from revolving credit facility	53,000	114,500
Payments on revolving credit facility	(53,000)	(55,000)
Payments of financing costs	—	(24)
Proceeds from exercise of stock options	175	1,975

Net cash (used in) provided by financing activities	(887)	58,951

Net decrease in cash	(8,645)	(39,890)
Cash and cash equivalents, beginning of period	33,290	48,904

Cash and cash equivalents, end of period	$24,645	$9,014

Interest paid	$3,976	$3,631

Taxes paid	$9,079	$9,548

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Team Health Holdings, Inc.

Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	Restated 2010	2011
	(Unaudited)
	(In thousands)
Operating Activities
Net earnings	$42,832	$52,220
Adjustments to reconcile net earnings:
Depreciation and amortization	18,962	20,803
Amortization of deferred financing costs	1,522	1,114
Employee equity-based compensation expense	1,342	2,706
Provision for uncollectibles	852,760	1,011,750
Impairment of intangibles	1,496	—
Deferred income taxes	2,670	7,876
Loss on extinguishment and refinancing of debt	3,837	1,654
Loss on disposal of equipment	23	252
Equity in joint venture income	(1,882)	(2,231)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(869,721)	(1,055,228)
Prepaids and other assets	(11,056)	(401)
Income tax accounts	5,433	(64)
Accounts payable	(1,736)	(3,328)
Accrued compensation and physician payable	(675)	8,920
Other accrued liabilities	(547)	3,873
Contingent purchase liabilities	8,566	(4,214)
Professional liability reserves	5,610	9,442

Net cash provided by operating activities	59,436	55,144
Investing Activities
Purchases of property and equipment	(7,273)	(6,052)
Sale of property and equipment	—	90
Cash paid for acquisitions, net	(51,706)	(125,828)
Purchases of investments by insurance subsidiary	(51,925)	(61,718)
Proceeds from investments by insurance subsidiary	44,143	59,308
Other investing activities	5	—

Net cash used in investing activities	(66,756)	(134,200)
Financing Activities
Payments on notes payable	(3,187)	(406,250)
Proceeds from notes payable	—	400,000
Payments on 11.25% senior subordinated notes	(157,502)	—
Proceeds from revolving credit facility	109,800	114,500
Payments on revolving credit facility	(109,800)	(55,000)
Payments of financing costs	—	(7,783)
Proceeds from sale of common shares	21,762	—
Proceeds from the issuance of common stock under stock purchase plans	—	872
Proceeds from exercise of stock options	561	11,885
Stock issuance costs	—	(491)

Net cash (used in) provided by financing activities	(138,366)	57,733

Net decrease in cash	(145,686)	(21,323)
Cash and cash equivalents, beginning of period	170,331	30,337

Cash and cash equivalents, end of period	$24,645	$9,014

Interest paid	$16,896	$10,634

Taxes paid	$18,312	$25,910

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Team Health Holdings, Inc.

Adjusted EBITDA

We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as net earnings before interest expense, taxes, depreciation and amortization, as further adjusted to exclude the non-cash items and the other adjustments shown in the table below. We present Adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

Adjusted EBITDA is not a measurement of financial performance or liquidity under generally accepted accounting principles. In evaluating our performance as measured by Adjusted EBITDA, management recognizes and considers the limitations of this measure. Adjusted EBITDA does not reflect certain cash expenses that we are obligated to make, and although depreciation and amortizations are non-cash charges, assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements. In addition, other companies in our industry may calculate Adjusted EBITDA differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles.

The following table sets forth a reconciliation of net earnings to Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
	Restated 2010	2011	Restated 2010	2011
	(in thousands)
Net earnings	$15,445	$15,250	$42,832	$52,220
Interest expense, net	5,252	3,410	15,936	9,200
Provision for income taxes	9,427	9,472	26,368	34,018
Depreciation and amortization	6,701	7,213	18,962	20,803
Other (income) expenses(a)	(1,154)	1,878	(437)	1,218
Loss on extinguishment and refinancing of debt(b)	—	—	14,862	6,022
Impairment of intangibles	—	—	1,496	—
Contingent purchase expense(c)	3,620	2,730	9,418	7,800
Transaction costs(d)	265	1,458	723	2,653
Employee equity-based compensation expense(e)	732	1,318	1,342	2,706
Insurance subsidiary interest income	456	588	1,825	1,753
Professional liability loss reserve adjustments associated with prior years	—	5,345	(7,219)	5,345
Severance and other charges	20	2	115	930

	$40,764	$48,664	$126,223	$144,668

(a)	Reflects gain or loss on sale of assets, realized gains on investments, and changes in fair value of investments associated with the Company’s non-qualified retirement plan.
(b)	Reflects the loss on the redemption of a portion of the Company’s 11.25% Senior Subordinated Notes, including the write-off of unamortized deferred financing costs of $3,837 in 2010 and the write-off of deferred financing costs of $1,654 from the previous term loan as well as certain fees and expenses associated with the debt refinancing in 2011.
(c)	Reflects contingent purchase expense associated with earnout arrangements on acquisition transactions.
(d)	Reflects expenses associated with acquisition transaction fees.
(e)	Reflects costs related to options and restricted shares granted under the Team Health Holdings, Inc. 2009 Stock Incentive Plan.

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Team Health Holdings, Inc.

Revenue Analysis

The components of net revenue less provision for uncollectibles includes revenue from contracts that have been in effect for prior periods (same contracts) and from net, new and acquired contracts during the periods, as set forth in the table below:

	Three Months Ended September 30,
	2010	2011
	(in thousands)
Same contracts:
Fee-for-service revenue	$253,360	$272,319
Contract and other revenue	98,777	97,349

Total same contracts	352,137	369,668
New contracts, net of terminations:
Fee-for-service revenue	13,708	35,383
Contract and other revenue	10,874	18,250

Total new contracts, net of terminations	24,582	53,633
Acquired contracts:
Fee-for-service revenue	6,416	16,369
Contract and other revenue	2,699	3,893

Total acquired contracts	9,115	20,262
Consolidated:
Fee-for-service revenue	273,484	324,071
Contract and other revenue	112,350	119,492

Total net revenue less provision for uncollectibles	$385,834	$443,563

The following table reflects the visits and procedures included within fee-for-service revenues described in the table above:

	Three Months Ended September 30,
	2010	2011
	(in thousands)
Fee-for-service visits and procedures:
Same contract	1,927	1,947
New and acquired contracts, net of terminations	187	371

Total fee-for-service visits and procedures	2,114	2,318

-continued-

Team Health Holdings, Inc.

Revenue Analysis

The components of net revenue less provision for uncollectibles includes revenue from contracts that have been in effect for prior periods (same contracts) and from net, new and acquired contracts during the periods, as set forth in the table below:

	Nine Months Ended September 30,
	2010	2011
	(in thousands)
Same contracts:
Fee-for-service revenue	$722,804	$786,280
Contract and other revenue	274,674	269,713

Total same contracts	997,478	1,055,993
New contracts, net of terminations:
Fee-for-service revenue	53,705	97,711
Contract and other revenue	59,467	69,879

Total new contracts, net of terminations	113,172	167,590
Acquired contracts:
Fee-for-service revenue	12,328	48,914
Contract and other revenue	2,848	10,796

Total acquired contracts	15,176	59,710
Consolidated:
Fee-for-service revenue	788,837	932,905
Contract and other revenue	336,989	350,388

Total net revenue less provision for uncollectibles	$1,125,826	$1,283,293

The following table reflects the visits and procedures included within fee-for-service revenues described in the table above:

	Nine Months Ended September 30,
	2010	2011
	(in thousands)
Fee-for-service visits and procedures:
Same contract	5,485	5,664
New and acquired contracts, net of terminations	583	1,094

Total fee-for-service visits and procedures	6,068	6,758

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